EXHIBIT 10.1

Business Consulting Agreement

This Business Consulting Agreement (this “Agreement”) is made and entered into as of December 15, 2025, by and between Chaince Securities LLC, located at 1330 Avenue of the Americas, Fl 33rd, New York, NY 10019, United States (hereinafter referred to as the “Consultant”), and ZJK Industrial Co., Ltd., a Cayman Islands exempted company with its principal office located at No. 8, Jingqiang Road, 138 Industrial Zone, Xiuxin Community, Kengzi Town, Pingshan New Area, Shenzhen, People’s Republic of China, 518122 (hereinafter referred to as the “Company”, and together with the Consultant, the “Parties”). This Agreement concerns the Consultant’s engagement to provide consulting services in connection with capital markets and related areas.

1. Recitals

WHEREAS, the Company wishes to promote the overall strategic growth in the North American region and plcts through methods such as raising funds, and thus requires professional advisory services related to financing; and

WHEREAS, the Consultant is a securities company with professional knowledge in the capital market and rich experience in providing services such as financing structure design, business intelligence, private placement of securities, market expansion services, and investor negotiations;

NOW, THEREFORE, the Parties agree to enter into this Agreement for the provision of comprehensive consulting services by the Consultant under the terms set forth herein.

2. Definitions

“Services” refers to the specific capital markets and financing advisory services to be provided by the Consultant to the Company as detailed in Section 4.1 of this Agreement, which are aimed at supporting the Company’s financing and capital markets activities.

“Shares” refers to ordinary shares of a par value of US$0.000016666667 each in the capital of the Company.

“Term” refers to the period during which the Services are to be performed, as specified in Section 3.

“Service Year” refers to a consecutive 12-month period starting from the Commencement Date (as defined below). That is, the first Service Year is from the Commencement Date to the date when one year has elapsed since the Commencement Date, and subsequent Service Years shall be calculated in accordance with this rule in sequence.

3. Term

The Term of this Agreement shall commence on December 15, 2025 (the “Commence Date”), and expire five (5) years from the Commencement Date, unless terminated earlier in accordance with Section 7 of this Agreement.

4. Scope of Services

4.1 The consultant shall provide the following professional services related to capital markets financing:

(1) Financing structure design and planning

○	Design and plan equity or equity-related financing solutions based on the company’s capital requirements.

○	Assist the company in pre-financing preparations, including but not limited to preparing investor presentation materials, financial models, and due diligence materials.

(2) Business intelligence and market information

○	Provide timely intelligence on market dynamics, policy and regulatory changes, and business opportunities.

○	Offer strategic guidance on business operation optimization, capital planning, and regional compliance.

(3) Private placement of securities

○	Leverage its investor network to identify, introduce, and engage with qualified potential institutional investors, strategic investors, and cornerstone investors for the company.

○	Assist the company in private placement negotiations and facilitate the signing of legally binding investment agreements between the company and investors.

(4) Investor relations and market communication

○	Provide advice on the company’s communication strategies with the capital markets to enhance the company’s visibility and attractiveness in the investment community.

○	Assist the company in preparing for and participating in investor meetings, roadshows, and other market promotion activities.

(5) Strategic Advisory Services for U.S. Manufacturing Base and North American Company

○	Assist the Company in site selection evaluation for its manufacturing base and North American company in the United States, including but not limited to analysis of land, infrastructure, labor, and tax policies;

○	Provide support in communication and coordination with relevant U.S. federal, state, and local government authorities in connection with the Project;

○	Provide preliminary advice regarding legal, tax, and regulatory compliance reviews related to the Project, and assist in introducing relevant professional service providers;

○	Assist the Company in establishing local supply chain and partner networks in the United States.

4.2 Efforts; No Assurance of Financing Amount or Completion

4.2.1 The Consultant shall use its commercially reasonable efforts, in light of market conditions and its other professional obligations, to perform the Services and to assist the Company in identifying, structuring and pursuing suitable financing opportunities.

4.2.2 The Company acknowledges and agrees that the timing, pricing, size and likelihood of completion of any financing transaction will depend on various factors beyond the Consultant’s control, including market conditions and the decisions of third-party investors. Accordingly, the Consultant does not guarantee that any particular financing will be completed, or that any minimum amount of financing will be raised.

4.2.3 Indicative Financing Objective (Non-Binding)

As part of the Services, the Consultant will use commercially reasonable efforts to assist the Company in exploring and pursuing potential equity or equity-linked financing opportunities in an indicative amount of approximately US$20,000,000 to US$30,000,000, including providing advisory support, introductions and relationship coordination, and transaction preparation assistance. The Parties acknowledge that any such financing is subject to market conditions, third-party investor decisions and the Company’s final approval of terms, and therefore the Consultant makes no assurance or guarantee that any financing will be completed or that any particular amount will be raised.

For the avoidance of doubt, the Company’s obligation to issue the Consideration Shares under Section 5 is consideration for the advisory Services and shall not be contingent upon the completion of any financing. If the Company engages the Consultant (or any affiliate) to act as a placement agent, underwriter, broker-dealer or similar role in connection with a financing, any cash commission or success fee (including any percentage-based fee) shall be documented and governed by a separate written agreement.

4.3 Separate Investment Banking Mandates

The Parties acknowledge and agree that this Agreement relates solely to the advisory and consulting Services described in Section 4.1. Any investment banking, underwriting, placement agent or broker-dealer services in connection with any financing of the Company, and any related success fees or cash commissions (including, for example, a 7% fee based on gross proceeds), shall be governed by separate written agreements between the Parties and are not covered by the equity compensation provided for in Section 5 of this Agreement.

4.4 Service Deliverables and Reporting

The consultant shall prepare and submit the following specific written deliverables to the company as the basis for decision-making and project advancement, including but not limited to:

(a) Capital Market Promotion Report.

(b) Qualified Investor Referral Program.

(c) Written Recommendations for Financing Strategies.

(d) U.S. Company Establishment Plan and Project Advancement Proposal.

(e) Relevant Resource Support Plan.

5. Compensation

Equity Compensation; The Company agrees to issue 500,000 Shares (the “Consideration Shares”) to the Consultant in each Service Year as full compensation for the Services provided by the Consultant in each Service Year in accordance with the terms of this Agreement.

Provided the Agreement has not been terminated, the Company shall issue 500,000 Consideration Shares to the Consultant before January 15, 2026 as full compensation for the Services during the first Service Year. Thereafter, at the end of each Service Year the Company will, acting reasonably and in good faith, evaluate the Consultant’s performance of the Services during such Service Year. If the Consultant has duly performed the Services in all material respects during the relevant Service Year, the Company will issue 500,000 Consideration Shares to the Consultant at the beginning of the next Service Year as full consideration for the Services to be provided by the Consultant in such next Service Year. The same principle shall apply in subsequent years.

The Consideration Shares shall be subject to a twelve-month lock-up period from the date of issuance of the Consideration Shares (the “Lock-Up Restrictions”).

Consultant agrees to execute any lock-up agreement that the Company may reasonably require the Consultant to execute to effect the Lock-Up Restrictions and acknowledges that the Company’s transfer agent shall note such Lock-Up Restrictions in the Company’s register of members and books and records. Such lock-up agreement shall be on terms that are reasonably required by the Company and are generally consistent with lock-up arrangements customarily applied to similar consulting engagements.

Upon the termination of this Agreement the Company shall not be obligated to issue additional Shares. The Consideration Shares shall be subject to applicable regulatory and contractual restrictions. The Consultant understands that, until such time as the Consideration Shares have been registered under the Securities Act of 1933, as amended, or may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Consideration Shares may bear a restrictive legend in substantially the following form:

“NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL MAY BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S, OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

For the avoidance of doubt, once the Consideration Shares for a given Service Year have been issued and the Consultant has commenced providing the Services for such Service Year, the Company shall not be entitled to require any refund, rescission or repurchase of such Consideration Shares, except as required by applicable law or in the event of fraud or wilful misconduct by the Consultant. During the each service year, once the company completes the share issuance to the consultant, the consultant shall provide full annual financing advisory services as required by the company.

6. Consultant Obligations

The Consultant agrees to:

1.	Perform the Services in a professional and diligent manner;

2.	Act in the best interests of the Company while maintaining independence in advisory roles;

3.	Comply with all applicable laws and regulations in the execution of the Services.

7. Term and Termination

1. Commencement and Duration:

This Agreement shall commence on the Commencement Date and remain in effect until the completion of the Services or until terminated under this Agreement.

2. Termination for Convenience:

ZK may terminate the advisory engagement with respect to any subsequent year by written notice delivered prior to the commencement of the relevant annual service period; upon termination, no further Annual Shares shall be issued, and shares already issued shall remain outstanding and subject to the applicable lock-up arrangement.

3. Termination for Cause:

In the event of a material breach of this Agreement by either party, including but not limited to bankruptcy, insolvency, or failure to perform its obligations under this Agreement, the non-breaching party may terminate the Agreement immediately upon written notice.

8. Confidentiality

1. Confidential Information:

For purposes of this Agreement, the term “Confidential Information” shall mean certain valuable information, including without limitation customer information, business plans, marketing, sales and other related information, specifications, drawings, sketches, models, samples, data, financial information, contracts, vendors, employees, officers, directors, shareholders, notes, computer programs, documentation, and other technical and business information, in written, oral, graphic or other tangible form which is disclosed to the Consultant in written, graphic, recorded, photographic or any machine readable form or which is orally conveyed to the Consultant. The Consultant covenants and agrees that the Consultant will use Confidential Information only for the purposes of Consultant’s work for the Company and shall not disclose any Confidential Information to any person or persons outside of the Company. Consultant further agree to store and maintain all Confidential Information in a secure place. On the termination of this Agreement, you shall in your discretion either deliver all records, data, information, and any other documents produced or acquired during the performance of this Agreement and all copies thereof to Company or destroy them. Such material shall at all times remain the exclusive property of Company, unless otherwise agreed in writing. Upon termination, you agree to make no further use of any Confidential Information.

It is expressly understood that Consultant shall not be liable for disclosure of any Confidential Information if the same: (a) was in the public domain at the time it was disclosed to the Consultant; (b) is disclosed with the prior written approval of Company; (c) becomes known to you from a source other than the Company without breach of this Agreement by the Consultant; or (d) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body.

9. Representations and Warranties of the Consultant

1. Legality to Perform Services: The Consultant represents and warrants that the Consultant is legally permitted to enter into this Agreement and legally permitted to perform the obligations under this Agreement, and such obligations are not inconsistent with any other obligation the Consultant may have.

10. Languages

1. This Agreement shall be written in both Chinese and English. Should there be any conflicts between the two version, the English version shall prevail.

11. Indemnification

1. Indemnification by the Company:

The Company agrees to indemnify, defend, and hold harmless the Consultant from and against any and all claims, liabilities, damages, or expenses (including reasonable attorneys’ fees) arising from or in connection with any breach of this Agreement by the Company. The Company’s liability under this Agreement shall not exceed the compensation payable by the Company to the Consultant.

2. Indemnification by the Consultant:

The Consultant agrees to indemnify and hold harmless the Company from any and all claims, liabilities, damages, or expenses (including reasonable attorneys’ fees) resulting from gross negligence or willful misconduct in the performance of the Consultant’s duties under this Agreement. The Consultant’s liability under this Agreement shall not exceed the total amount of fees paid by the Company to the Consultant.

12. Limitation of Liability

1. Maximum Liability:

In no event shall the Consultant’s total liability for any and all claims arising under this Agreement exceed the total amount of fees paid by the Company to the Consultant.

2. Exclusion of Certain Damages:

Neither party shall be liable for any indirect, incidental, consequential, or punitive damages, including lost profits, arising out of or in connection with this Agreement, even if the possibility of such damages was disclosed or could have been reasonably foreseen.

13. Miscellaneous Provisions

1. Entire Agreement:

This Agreement constitutes the entire agreement between the Parties and supersedes all prior negotiations, understandings, or agreements, whether oral or written, regarding the subject matter hereof.

2. Amendments and Waivers:

Any modification or waiver of this Agreement must be in writing and signed by the Parties. Failure to enforce any provision of this Agreement shall not constitute a waiver of such provision.

3. Severability:

If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

4. Governing Law and Dispute Resolution:

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any disputes arising out of or in connection with this Agreement shall be resolved through arbitration in New York City, New York, in accordance with the rules of Arbitration Institution.

14. Acknowledgement and Confirmation

The Parties acknowledge that they have read and understood this Agreement and agree to be bound by its terms and conditions. The Parties further confirm that they have had the opportunity to seek independent legal advice prior to signing this Agreement.

Signature Page

IN WITNESS WHEREOF, the Parties hereto have executed this Business Consulting Agreement as of the day and year first above written.

For Chaince Securities LLC

Name: Wilfred Daye

Title: CEO

Signature: /s/ Wilfred Daye

ZJK Industrial Co., Ltd.

Name: Ning Ding

Title: CEO

Signature: /s/ Ning Ding